                     DISTRIBUTION AND INDEMNITY AGREEMENT

                         DATED AS OF DECEMBER 31, 1997

                                 BY AND AMONG

                             WHITMAN CORPORATION,

                         HUSSMANN INTERNATIONAL, INC.

                                      and

                             HUSSMANN CORPORATION

                     DISTRIBUTION AND INDEMNITY AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS.............................................................  1

     Section 1.01   General.........................................................  1

ARTICLE II.  THE DISTRIBUTION.......................................................  7

     Section 2.01   The Distribution................................................  7
     Section 2.02   Cooperation Prior to the Distribution...........................  8
     Section 2.03   Conditions to the Distribution..................................  9

ARTICLE III.  TRANSACTIONS RELATING TO THE DISTRIBUTION.............................  9

     Section 3.01   Intercorporate Reorganization...................................  9
     Section 3.02   Repayment of Intercompany Indebtedness
                      and Cash Dividend............................................. 10
     Section 3.03   Satisfaction and Waiver of Any Claims........................... 10
     Section 3.04   Hussmann Tax Sharing Agreement.................................. 10
     Section 3.05   Employee Benefit Plans and Other
                      Compensation Arrangements..................................... 10
     Section 3.06   Board of Directors and Resignations............................. 21
     Section 3.07   Hussmann Rights Agreement....................................... 21
     Section 3.08   Insurance....................................................... 21

ARTICLE IV.  INDEMNIFICATION........................................................ 22

     Section 4.01   Indemnification by Whitman...................................... 22
     Section 4.02   Indemnification by Hussmann and
                      Hussmann Operating Company.................................... 23
     Section 4.03   Limitations on Indemnification
                      Obligations................................................... 23
     Section 4.04   Procedures for Indemnification.................................. 25
     Section 4.05   Remedies Cumulative............................................. 27
     Section 4.06   Survival of Indemnities......................................... 27

ARTICLE V.  ACCESS TO INFORMATION................................................... 28

     Section 5.01   Access to Information........................................... 28
     Section 5.02   Production of Witnesses......................................... 28

     Section 5.03  Retention of Records............................................  28
     Section 5.04  Confidentiality.................................................  29

ARTICLE VI.  ADDITIONAL COVENANTS..................................................  29

     Section 6.01  Corporate Names.................................................  29
     Section 6.02  Privileged Matters..............................................  30
     Section 6.03  Limitation on Solicitation of Employees.........................  32
     Section 6.04  Expenses........................................................  33
     Section 6.05  Further Assurances..............................................  33
     Section 6.06  Qualification as Tax-Free Distribution..........................  33
     Section 6.07  Insurance Coverage Litigation...................................  34

ARTICLE VII.  MISCELLANEOUS........................................................  34

     Section 7.01  Complete Agreement; Conflict with Hussmann
                     Tax Sharing Agreement.........................................  34
     Section 7.02  Survival of Agreements..........................................  35
     Section 7.03  Governing Law...................................................  35
     Section 7.04  Notices.........................................................  35
     Section 7.05  Amendments......................................................  35
     Section 7.06  Successors and Assigns..........................................  35
     Section 7.07  Termination.....................................................  35
     Section 7.08  No Third Party Beneficiaries....................................  36
     Section 7.09  Titles and Headings.............................................  36
     Section 7.10  Severability....................................................  36
     Section 7.11  Specific Performance............................................  36
     Section 7.12  Waivers.........................................................  36
     Section 7.13  Execution in Counterparts.......................................  37

SCHEDULE A:  Hussmann Limits of Liability.......................................... A-1

SCHEDULE B:  Whitman Indemnification of Hussmann Indemnitees....................... B-1

SCHEDULE C:  Hussmann and Hussmann Operating Company
               Indemnification of Whitman Indemnitees.............................. C-1

                     DISTRIBUTION AND INDEMNITY AGREEMENT


          DISTRIBUTION AND INDEMNITY AGREEMENT (this "Agreement"), dated as of December 31, 1997, by and among WHITMAN CORPORATION, a Delaware corporation ("Whitman"), HUSSMANN INTERNATIONAL, INC., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Whitman ("Hussmann"), and HUSSMANN CORPORATION, a Missouri corporation and, as of the Distribution Date, a wholly-owned subsidiary of Hussmann ("Hussmann Operating Company").

          WHEREAS, the Whitman Board has determined that it is appropriate and desirable to spin off Hussmann by distributing all of the shares of Hussmann Common Stock owned by Whitman on the Distribution Date on a pro rata basis to the holders of record of Whitman Common Stock as of the Record Date; and

          WHEREAS, Whitman, Hussmann and Hussmann Operating Company have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01 General. In this Agreement, the following terms have the meanings specified or referred to in this Article I and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. Unless the context clearly indicates otherwise, the word "including" means "including but not limited to."

          Action: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          Affiliate: when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified. As used in this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

          Agent: First Chicago Trust Company of New York, as distribution agent.

          Available Whitman Reserves: has the meaning specified in Section 3.05(c)(3).

          Code: the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

          Commission:  the Securities and Exchange Commission.

          Conveyance and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into to effect the transfer of assets and the assumption of Liabilities contemplated by this Agreement.

          Distribution: the distribution to holders of record of Whitman Common Stock as of the Record Date of all of the shares of Hussmann Common Stock owned by Whitman on the Distribution Date.

          Distribution Date: the date determined by the Whitman Board (or a duly authorized committee thereof) on which the Distribution shall be effected.

          Employee Benefit Plan: an employee welfare benefit plan or an employee pension benefit plan as defined in Sections 3(1) and 3(2) of ERISA or a plan which is both an employee welfare benefit plan and an employee pension benefit plan.

          Environmental Coverage Litigation:  has the meaning specified in
Section 6.07.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

          Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including any successor legislation.

          Foreign Exchange Rate: with respect to any currency other than United States dollars as of any date of determination, the average of the opening bid and asked rates on such date at which such currency may be exchanged for United States dollars as quoted by The First National Bank of Chicago or, if not quoted by said Bank, by Citicorp, N.A.

          Hussmann: Hussmann International, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Whitman.

          Hussmann Common Stock:  the Common Stock, $.001 par value, of
Hussmann.

          Hussmann Debt Repayment:  has the meaning specified in Section
3.02(a).

          Hussmann ERP:  has the meaning specified in Section 3.05(e)(1).

          Hussmann Form 10: the registration statement on Form 10 filed by Hussmann with the Commission to effect the registration of the Hussmann Common Stock pursuant to the Exchange Act.

          Hussmann Funded Welfare Plan: has the meaning specified in Section 3.05(c)(1).

          Hussmann Indemnitees: has the meaning specified in Section 3.05(a)(2)(ii).

          Hussmann Management Incentive Compensation Plan: has the meaning specified in Section 3.05(a)(1).

          Hussmann Master Trust:  has the meaning specified in Section
3.05(e)(2).

          Hussmann Operating Company: Hussmann Corporation, a Missouri corporation and, as of the Distribution Date, a wholly-owned subsidiary of Hussmann.

          Hussmann Participants: has the meaning specified in Section 3.05(d)(1)(i).

          Hussmann Pension Plan Beneficiaries:  has the meaning specified in
Section 3.05(e)(1).

          Hussmann Pension Plans:  has the meaning specified in Section
3.05(e)(1).

          Hussmann Rights: Preferred Stock Purchase Rights of Hussmann issued pursuant to the Hussmann Rights Agreement.

          Hussmann Rights Agreement: the Rights Agreement, to be entered into on or prior to the Distribution Date, between Hussmann and First Chicago Trust Company of New York.

          Hussmann RSP Plans:  has the meaning specified in Section
3.05(d)(1)(i).

          Hussmann RSP Trust:  has the meaning specified in Section
3.05(d)(1)(i).

          Hussmann Separated Employee: any individual (i) who, on or prior to the Distribution Date, was employed by Whitman or any of its subsidiaries (including Hussmann or any subsidiary of Hussmann) and who, prior to the Distribution Date, was last employed by Hussmann or any Hussmann Subsidiary or
(ii) who, on or after the Distribution Date or otherwise in connection with the Distribution, remains or becomes employed by Hussmann or any Hussmann Subsidiary, including any beneficiary or dependent of such individual, as applicable.

          Hussmann Split Dollar Plan: has the meaning specified in Section 3.05(f)(1).

          Hussmann Stock Incentive Plan: has the meaning specified in Section 3.05(b)(2).

          Hussmann Subsidiary: any subsidiary of Hussmann on the Distribution Date that will remain a subsidiary of Hussmann immediately following the Distribution Date, including Hussmann Operating Company, and any other subsidiary of Hussmann which thereafter may be organized or acquired.

          Hussmann Tax Sharing Agreement: the Tax Sharing Agreement, dated the date hereof, between Whitman, Hussmann and Hussmann Operating Company.

          Hussmann Welfare Benefit Plans: has the meaning specified in Section 3.05(c)(1).

          Hussmann Welfare Trust:  has the meaning specified in Section
3.05(c)(1).

          Indemnifying Party:  has the meaning specified in Section 4.03(a).

          Indemnitee:  has the meaning specified in Section 4.03(a).

          Information:  has the meaning specified in Section 5.01.

          Information Statement: the Information Statement sent to the holders of Whitman Common Stock in connection with the Distribution.

          Insurance Proceeds: those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustments (including reserves), retrospectively rated premium adjustments, deductibles, retentions, costs paid by such insured or repayments by such insured to such insurance carrier of any monies previously received by such insured from such insurance carrier.

          IRS:  the Internal Revenue Service.

          Liabilities: any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          Loss and Losses:  have the meanings specified in Section 3.05(a)(1).

          Management Committee:  has the meaning specified in Section
3.05(e)(2).

          Option:  any option granted under the Whitman Stock Incentive Plan.

          Pension Effective Date:  has the meaning specified in Section
3.05(e)(2).

          Person: any natural person, corporation, business trust, joint venture, limited liability company, association, company, partnership or government, or any agency or political subdivision thereof.

          Pneumo Abex:  has the meaning specified in Section 6.07.

          Record Date: the close of business, New York time, on the date determined by the Whitman Board (or a duly authorized committee thereof) as the record date for the Distribution.

          Representatives:  has the meaning specified in Section 5.01.

          Restricted Stock: any award of restricted shares of Whitman Common Stock granted under the Restricted Stock Award provisions of the Whitman Stock Incentive Plan.

          RSP Committee:  has the meaning specified in Section 3.05(d)(2).

          RSP Effective Date:  has the meaning specified in Section
3.05(d)(1)(i).

          Split Dollar Effective Date: has the meaning specified in Section 3.05(f)(1).

          Spread:  has the meaning specified in Section 3.05(b)(1).

          Subsidiaries: the term "subsidiaries" as used herein with respect to any entity shall mean any corporation, partnership or other entity of which such entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors (or individuals performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions, and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

          taxing saving: has the meaning specified in Section 4.03(b).

          Third Party Claim:  has the meaning specified in Section 4.04(b)(1).

          Welfare Committee:  has the meaning specified in Section 3.05(c)(3).

          Welfare Effective Date:  has the meaning specified in Section
3.05(c)(1).

          Whitman:  Whitman Corporation, a Delaware corporation.

          Whitman Board:  the Board of Directors of Whitman.

          Whitman Common Stock: the Common Stock, without par value, of Whitman.

          Whitman Funded Welfare Plan: has the meaning specified in Section 3.05(c)(1).

          Whitman Indemnitees:  has the meaning specified in Section 3.05(a)(1).

          Whitman Master Trust:  has the meaning specified in Section
3.05(e)(1).

          Whitman MIC Plan:  has the meaning specified in Section 3.05(a)(2).

          Whitman RSP Plans:  has the meaning specified in Section
3.05(d)(1)(i).

          Whitman RSP Trust:  has the meaning specified in Section
3.05(d)(1)(i).

          Whitman Split Dollar Plan: has the meaning specified in Section 3.05(f)(1).

          Whitman Stock Incentive Plan: the Whitman Corporation Stock Incentive Plan and the Whitman Corporation Revised Stock Incentive Plan.

          Whitman Subsidiary: any subsidiary of Whitman other than Hussmann or any Hussmann Subsidiary.

          Whitman Welfare Trust:  has the meaning specified in Section
3.05(c)(1).


                                  ARTICLE II

                               THE DISTRIBUTION
                               ----------------

          Section 2.01  The Distribution.

          (a) Subject to Section 2.03 and Section 7.07 hereof, prior to the Distribution Date, Whitman shall deliver to the Agent, for the benefit of the holders of record of Whitman Common Stock on the Record Date, one or more stock certificates, endorsed by Whitman in blank, representing all of the then outstanding shares of Hussmann Common Stock owned by Whitman, and shall instruct the Agent on the Distribution Date either to distribute in certificated form, or make book-entry credits for, the appropriate number of such shares of Hussmann Common Stock to each such holder (and, if applicable, cash in lieu of any fractional shares obtained in the manner provided in Section 2.01(c)). Each of Whitman and Hussmann shall provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis of one share of Hussmann Common Stock for every two shares of Whitman Common Stock outstanding on the Record Date.

          (b) The Distribution shall be effective as of 12:01 a.m., New York time, on the Distribution Date.

          (c) No certificates representing fractional shares of Hussmann Common Stock shall be distributed in the Distribution. Holders that request or receive delivery of physical certificates representing Hussmann Common Stock in the Distribution and holders that would receive less than one whole share of Hussmann Common Stock in the Distribution will receive cash in lieu of any fractional shares. Whitman shall instruct the Agent to determine the number of fractional shares of Hussmann Common Stock allocable to each holder of record of Whitman Common Stock as of the Record Date who will receive cash in lieu of a fractional share of Hussmann Common Stock, to aggregate all such fractional shares and sell the whole shares obtained thereby on the New York Stock Exchange or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder, in lieu of any fractional share, such holder's ratable share of the proceeds of such sale, after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

          Section 2.02  Cooperation Prior to the Distribution.

          (a) Whitman and Hussmann have prepared, and Whitman shall mail, prior to the Distribution Date, to the holders of Whitman Common Stock as of the Record Date, the Information Statement, which shall set forth appropriate disclosure concerning Hussmann, the Distribution and other matters. Whitman and Hussmann have prepared, and Hussmann has filed with the Commission, the Hussmann Form 10, which includes or incorporates by reference portions of the Information Statement. The Hussmann Form 10 has become effective under the Exchange Act.

          (b) Whitman and Hussmann shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Distribution and this Agreement.

          (c) Whitman and Hussmann shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States (and any comparable laws of any foreign jurisdiction), in connection with the transactions contemplated by this Agreement.

          (d) Whitman and Hussmann have prepared, and Hussmann has filed in preliminary form and shall seek to make effective, an application to permit listing of the Hussmann Common Stock (as well as the associated Hussmann Rights) on the New York Stock Exchange.

          Section 2.03 Conditions to the Distribution. This Agreement and the consummation of each of the transactions provided for herein shall be subject to approval of the Whitman Board. The Whitman Board (or a duly authorized committee thereof) shall in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event shall the Distribution Date occur prior to such time as each of the following have occurred or have been waived by the Whitman Board in its sole discretion: (1) the Whitman Board shall have formally approved the Distribution; (2) the Hussmann Form 10 shall have been declared effective by the Commission; (3) a ruling(s) from the IRS shall have been obtained, and continue in effect, that in substance provides that the Distribution will qualify as a tax-free "spin-off" under Section 355 of the Code, and such ruling(s) shall be in form and substance satisfactory to Whitman in its sole discretion; (4) the Board of Directors of Hussmann, comprised as contemplated by Section 3.06(a), shall have been duly elected; (5) the Hussmann Common Stock shall have been accepted for listing on the New York Stock Exchange or for quotation on The Nasdaq Stock Market; (6) the transactions contemplated by Section 3.01 and
Section 3.02 shall have been consummated in all material respects; and (7) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event shall have occurred or failed to occur that prevents the consummation of the Distribution; provided, however, that the satisfaction of such conditions shall not create any obligation on the part of Whitman to effect the Distribution or in any way limit Whitman's power of termination set forth in Section 7.07 or alter the consequences of any such termination from those specified in such Section.


                                  ARTICLE III

                   TRANSACTIONS RELATING TO THE DISTRIBUTION
                   -----------------------------------------

          Section 3.01  Intercorporate Reorganization.

          (a) At least one business day prior to the Distribution Date, a series of steps shall be consummated for the purpose of separating from Whitman any assets that are related to the business of Hussmann. The steps to be taken, the specific form and sequence of which shall be in the sole discretion of the management of Whitman shall, among other things, result in Hussmann directly owning all of the outstanding capital stock of Hussmann Operating Company and directly or indirectly owning all of the foreign Subsidiaries and Affiliates of Whitman that are related to the business of Hussmann. The transfer of capital stock shall be effected by means of delivery of one or more stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock records books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries.

          (b) In connection with transfers of assets other than capital stock and the assumptions of any Liabilities, Whitman and Hussmann shall execute or cause to be executed by the appropriate entities the Conveyance and Assumption Instruments in such forms as Whitman and Hussmann shall reasonably agree, including the transfer of any real property by deed.

          (c) Prior to the Distribution Date, Whitman and Hussmann shall take all steps necessary to increase the outstanding shares of Hussmann Common Stock so that immediately prior to the Distribution, Whitman shall own the number of shares of Hussmann Common Stock necessary to effect the Distribution.

          Section 3.02  Repayment of Intercompany Indebtedness and Cash
Dividend.

          (a) Prior to the Distribution, Hussmann shall repay to Whitman all intercompany indebtedness owing by Hussmann and the Hussmann Subsidiaries to Whitman and the Whitman Subsidiaries at the time of such repayment (the "Hussmann Debt Repayment").

          (b) Prior to the Distribution, Hussmann shall pay a cash dividend to Whitman in an amount which, when added to the amount of the Hussmann Debt Repayment, equals an aggregate of $250 million.

          Section 3.03 Satisfaction and Waiver of Any Claims. Hussmann agrees, on behalf of itself and each Hussmann Subsidiary, except as may otherwise be provided in the Hussmann Tax Sharing Agreement, that Hussmann and each Hussmann Subsidiary hereby waives any claim they might otherwise have against Whitman or any Whitman Subsidiary by reason of dividends or tax benefits paid or made available to Whitman or any Whitman Subsidiary, by Hussmann or any Hussmann Subsidiary at any time prior to the Distribution.

          Section 3.04 Hussmann Tax Sharing Agreement. On or prior to the date hereof, Whitman, Hussmann and Hussmann Operating Company will execute and deliver the Hussmann Tax Sharing Agreement.

          Section 3.05  Employee Benefit Plans and Other Compensation
Arrangements.

          (a)  Management Incentive Compensation Plan.

          (1) Hussmann shall establish a Management Incentive Compensation Plan (the "Hussmann Management Incentive Compensation Plan"). Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Hussmann Management Incentive Compensation Plan, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless Whitman, each Affiliate of Whitman and each of Whitman's directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing (the "Whitman Indemnitees") from and against any and all losses, Liabilities, claims, damages, payments, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Losses" and, individually, a "Loss")) of the Whitman Indemnitees arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (2) With respect to the Whitman Corporation Management Incentive Compensation Plan (the "Whitman MIC Plan"):

          (i) Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Whitman MIC Plan in connection with any claims made by or on behalf of any Hussmann Separated Employee, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Indemnitees from and against any and all Losses of the Whitman Indemnitees arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (ii) Except as set forth in Section 3.05(a)(2)(i), Whitman shall be solely liable and responsible for all Liabilities whatsoever arising under the Whitman MIC Plan in connection with any claims made by or on behalf of any individual, and neither Hussmann nor any Hussmann Subsidiary shall have any Liabilities in respect thereof at any time. Whitman shall indemnify, defend and hold harmless Hussmann, each Affiliate of Hussmann and each of Hussmann's and Hussmann Operating Company's directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing (the "Hussmann Indemnitees") from and against any and all Losses of the Hussmann Indemnitees arising out of or due to the failure or alleged failure of Whitman or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (b)  Stock Incentive Plan.

          (1) With respect to any Options issued to Hussmann Separated Employees, the Distribution constitutes a termination of employment from Whitman and its subsidiaries under the terms of Section 7(E) of the Whitman Stock Incentive Plan. Each Option held by a Hussmann Separated Employee which is exercisable on, and not exercised on or prior to, the Distribution Date and with respect to which the holder has elected prior to the Distribution Date not to surrender for an option to purchase shares of Hussmann Common Stock shall be considered outstanding and exercisable according to its terms and the terms of the Whitman Corporation Stock Incentive Plan. The number of shares of Whitman Common Stock subject to and the exercise price of such Option shall be determined in accordance with the requirements of Section 424 of the Code and the regulations promulgated thereunder. The exercise price of any such Option shall be rounded to the nearest $.01; the number of shares subject to any such Option shall be rounded down to the nearest whole share; the aggregate Spread of such Option immediately after the Distribution Date shall be equal to the Spread of such Option immediately before the Distribution Date. "Spread" means, as of the same date, the excess of the fair market value of the shares subject to the option over the aggregate option price.

          (2) Whitman and Hussmann shall cooperate and take all action necessary so that as of the Distribution Date, each Option held by a Hussmann Separated Employee and which is either (i) exercisable on, and not exercised on or prior to, the Distribution Date and with respect to which the holder has elected prior to the Distribution Date to surrender in exchange for an option to purchase shares of Hussmann Common Stock; or (ii) not exercisable on or prior to the Distribution Date, shall both, without any action on the part of the holder thereof, be considered to be surrendered to Whitman in exchange for an option to be issued from the Stock Incentive Plan to be established by Hussmann (the "Hussmann Stock Incentive Plan") to purchase shares of Hussmann Common Stock. The number of shares of Hussmann Common Stock subject to and the exercise price of such option shall be determined in accordance with the requirements of
Section 424 of the Code and the regulations promulgated thereunder. The exercise price of any such option shall be rounded to the nearest $.01; the number of shares subject to any such option shall be rounded down to the nearest whole share; the aggregate Spread of such option immediately after the Distribution Date shall be equal to the Spread of each Option surrendered for it immediately before the Distribution Date; and such options shall be granted under the Hussmann Stock Incentive Plan with an outstanding exercise period and vesting schedule which is the same as the exercise period and vesting schedule of the Option surrendered for it.

          (3) The parties agree that Hussmann Separated Employees holding shares of Restricted Stock on the Record Date will receive shares of Hussmann Common Stock (as well as shares of common stock of Midas, Inc. being distributed simultaneously therewith) as a dividend on the Distribution Date, in common with all other shareholders of Whitman, free of any restriction but subject to applicable withholding taxes. Whitman and Hussmann will separately arrange for the payment of such withholding taxes by the recipient. With respect to any shares of Restricted Stock outstanding as of the close of business on the Distribution Date that are then held by a Hussmann Separated Employee, Whitman and Hussmann shall cooperate and take all action necessary so that as of the Distribution Date such shares of Restricted Stock and the underlying Restricted Stock Award Agreement will be canceled and replaced with shares of restricted Hussmann Common Stock of equivalent value and a Restricted Stock Award Agreement issued under the Hussmann Stock Incentive Plan having the same vesting schedule as that contained in the Agreement which it replaced.

          (4) Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Whitman Stock Incentive Plan or Options or Restricted Stock issued thereunder in connection with any claims made by or on behalf of any Hussmann Separated Employee, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Indemnitees from and against any and all Losses of the Whitman Indemnitees arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities or the failure by any Hussmann Separated Employee to pay the applicable withholding taxes referred to in Section 3.05(b)(3).

          (5) Except as set forth in Section 3.05(b)(4), Whitman shall be solely liable and responsible for all Liabilities whatsoever arising under the Whitman Stock Incentive Plan in connection with any claims made by or on behalf of any individual, and neither Hussmann nor any Hussmann Subsidiary shall have any Liabilities in respect thereof at any time. Whitman shall indemnify, defend and hold harmless the Hussmann Indemnitees from and against any and all Losses of the Hussmann Indemnitees arising out of or due to the failure or alleged failure of Whitman or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (6) Hussmann shall establish the Hussmann Stock Incentive Plan substantially in the form in which it has been filed as an Exhibit to the Hussmann Form 10. The Hussmann Stock Incentive Plan shall become effective as of the Distribution Date for Hussmann Separated Employees. Whitman shall approve the Hussmann Stock Incentive Plan as the sole shareholder of Hussmann. Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Hussmann Stock Incentive Plan, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Indemnitees from and against any and all Losses of the Whitman Indemnitees arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (c)  Welfare Benefits.

          (1) Hussmann shall, effective on a date which is on or prior to the Distribution Date ("Welfare Effective Date"), establish the Hussmann Corporation Group Benefits Plan ("Hussmann Funded Welfare Plan") and the Hussmann Corporation Welfare Benefit Trust ("Hussmann Welfare Trust"), each substantially similar to the Whitman Corporation Group Benefits Plan ("Whitman Funded Welfare Plan") and the Whitman Corporation Welfare Benefit Trust ("Whitman Welfare Trust"), respectively. The Hussmann Funded Welfare Plan and the Hussmann Welfare Trust shall, as of the Welfare Effective Date, assume all Liabilities whatsoever arising (before, on or after the Welfare Effective Date) under the Whitman Funded Welfare Plan or the Whitman Welfare Trust, respectively, at any time with respect to each and every Hussmann Separated Employee. Hussmann shall continue to provide, effective on the Distribution Date, welfare benefit plans (as described in ERISA Section 3(c)) it or any Hussmann Subsidiary currently sponsors to each and every Hussmann Separated Employee substantially similar to the welfare benefits provided to each and every Hussmann Separated Employee on the date hereof (all such plans herein referred to as "Hussmann Welfare Benefit Plans").

          (2) Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under all Hussmann Welfare Benefit Plans or the Hussmann Welfare Trust, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever to each and every Hussmann Separated Employee with respect to the Hussmann Welfare Benefit Plans or the Hussmann Welfare Trust at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Funded Welfare Plan, the Whitman Welfare Trust, and the Whitman Indemnitees from and against any and all Losses of the Whitman Funded Welfare Plan, the Whitman Welfare Trust, and the Whitman Indemnitees arising out of or due to the failure or alleged failure of the Hussmann Welfare Benefit Plans, the Hussmann Welfare Trust, Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (3) Whitman shall provide to Hussmann, as of the Welfare Effective Date, a determination of the fair market value of the assets held by the Whitman Welfare Trust as of the Welfare Effective Date (but excluding the sum of $6,000,000) ("Available Whitman Reserves"). The Whitman Welfare Trust shall deliver to the Hussmann Welfare Trust an amount, as determined by the Welfare Benefit Trust Committee for the Whitman Benefit Trust ("Welfare Committee"), of the Available Whitman Reserves, equal to (1) minus (2) where (1) is an amount determined by multiplying the Available Whitman Reserves times a fraction, the numerator of which is Whitman's estimate of claim reserve for the fiscal year ended December 31, 1997, based on historical and current transactions of the Whitman Welfare Trust attributable to each and every Hussmann Separated Employee, and the denominator of which is the aggregate claim reserve for the fiscal year ended December 31, 1997, based on historical and current transactions of the Whitman Welfare Trust attributable to all activity under the Whitman Funded Welfare Plan; and (2) is an amount equal to expenses and contributions incurred but not paid on and prior to the Welfare Effective Date attributable to each and every Hussmann Separated Employee.

          (4) As of the Welfare Effective Date, Whitman, the Welfare Committee, the Whitman Funded Welfare Plan, and the Whitman Welfare Trust, each to the extent applicable, shall cause to be issued to Hussmann, the Hussmann Funded Welfare Plan or the Hussmann Welfare Trust, respectively, for the benefit only of a Hussmann Separated Employee, all insurance contracts (including health maintenance organization contracts), administration contracts, or other service contracts which are either substantially similar to such contracts held by each or applicable only with respect to a Hussmann Separated Employee. Each such contract shall include, if any, reserves or retrospective refunds or premiums due based on the experience realized thereunder with respect to each and every Hussmann Separated Employee.

          (d)  Retirement Savings Plans.

          (1)(i) Hussmann shall, as of a date which is on or prior to the Distribution Date ("RSP Effective Date"), establish two defined contribution plans and related trust(s) with a trustee designated by Hussmann (respectively referred to below as the "Hussmann RSP Plans" and "Hussmann RSP Trust") substantially similar to the Whitman Corporation Retirement Savings Plan and the Whitman Corporation Master Retirement Savings Plan (with the exception that on and after the Distribution Date instead of a Whitman Common Stock fund in both there will be offered a Hussmann Common Stock fund) and the Whitman Corporation Defined Contribution Master Trust (respectively referred to below as the "Whitman RSP Plans" and the "Whitman RSP Trust") covering, among others, each and every Hussmann Separated Employee or beneficiary thereof who, on or prior to the RSP Effective Date, is either a participant or a beneficiary, respectively, in either of the Whitman RSP Plans who has or has accrued a right to an account balance in either of the Whitman RSP Plans (such persons are referred to as "Hussmann Participants"). Each of the Hussmann RSP Plans and the Hussmann RSP Trust shall, effective as of the RSP Effective Date, assume all Liabilities whatsoever arising (before, on or after the RSP Effective Date) under each of the respective Whitman RSP Plans and the respective portion of the Whitman RSP Trust with respect to Hussmann Participants.

          (ii) Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Hussmann RSP Plans and Hussmann RSP Trust, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever to Hussmann Participants with respect to the Hussmann RSP Plans and Hussmann RSP Trust at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman RSP Plans, the Whitman RSP Trust and the Whitman Indemnitees from and against any and all Losses of the Whitman RSP Plans, the Whitman RSP Trust and the Whitman Indemnitees arising out of or due to the failure or alleged failure of the Hussmann RSP Plans, the Hussmann RSP Trust, Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (2) As of a valuation date not later than 30 calendar days after the RSP Effective Date, as provided in the Whitman RSP Trust, there shall be transferred to the Hussmann RSP Trust assets the value of which as of such valuation date is equal to, as determined by the Administrative Committee of the Whitman RSP Trust ("RSP Committee"), the value of the account balances of, and liabilities with respect to, all Hussmann Participants, as of such valuation date not otherwise distributed or to be distributed pursuant to the Whitman RSP Plans, less expenses or contributions incurred or due but not paid as of such date of transfer with respect to each and every Hussmann Separated Employee. Such assets shall consist of cash, contract rights, beneficial interests in collective funds, and shares of stock to the extent that the accounts of Hussmann Participants under the Whitman RSP Plans were invested in such investment alternatives. Hussmann shall cause all assets so transferred to the Hussmann RSP Trust to be allocated among the Hussmann RSP Plans in a manner such that the value of the assets of each of the Hussmann RSP Plans so allocated shall be equal to the value of assets transferred from each of the respective Whitman RSP Plans.

          (3) As of the RSP Effective Date, Whitman, the RSP Committee, the Whitman RSP Plans, and the Whitman RSP Trust, each to the extent applicable, shall cause to be issued to Hussmann, the Hussmann RSP Plans or the Hussmann RSP Trust, respectively, for the benefit only of Hussmann Participants, all insurance contracts, administration contracts, or other service contracts which are either substantially similar to such contracts held by each or applicable only with respect to Hussmann Participants.

          (e)  Defined Benefit Pension Plans.

          (1) Hussmann shall continue, on and after the Distribution Date, qualified defined benefit pension plans ("Hussmann Pension Plans"), which are presently being funded by the Whitman Corporation Defined Benefit Master Trust ("Whitman Master Trust"), and a nonqualified Hussmann Corporation Executive Retirement Plan ("Hussmann ERP"), all of which Hussmann or a Hussmann Subsidiary currently sponsors for current and former employees and beneficiaries of employees or former employees of Hussmann and Hussmann Subsidiaries (the "Hussmann Pension Plan Beneficiaries"). Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Hussmann Pension Plans and Hussmann ERP, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time, except to the extent such Liabilities relate to a benefit accrued by the Hussmann Participant under a qualified defined benefit pension plan maintained by Whitman or a Whitman Subsidiary which is offset by the Hussmann Pension Plans against any benefit accrual under the Hussmann Pension Plans based on the same period of credited service. Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible to all Hussmann Pension Plan Beneficiaries for all Liabilities whatsoever with respect to the Hussmann Pension Plans and Hussmann ERP at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Master Trust and the Whitman Indemnitees from and against any and all Losses of the Whitman Master Trust and the Whitman Indemnitees arising out of or due to the failure or alleged failure of the Hussmann Pension Plans, Hussmann Master Trust (defined below), Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (2) Hussmann shall, as of a date on or prior to the Distribution Date ("Pension Effective Date"), adopt a Hussmann Corporation Defined Benefit Master Trust ("Hussmann Master Trust") substantially similar to the Whitman Master Trust and designate a trustee for the Hussmann Master Trust for each of the Hussmann Pension Plans. As provided in the Whitman Master Trust, the Management Committee of the Whitman Master Trust ("Management Committee") shall cause the Whitman Master Trust to transfer to the Hussmann Master Trust, a pro rata portion (net of accrued expenses, contributions and benefits attributable to each and every Hussmann Separated Employee) of the cash, securities and other assets in the Whitman Master Trust as determined solely by the Management Committee on or as soon as practicable after the Pension Effective Date.

          Hussmann shall cause all assets so transferred to the Hussmann Master Trust to be allocated among the Hussmann Pension Plans in a manner such that the value of the assets of each of the Hussmann Pension Plans (net of accrued expenses, contributions, and benefits attributable to each such Hussmann Pension
Plan) so allocated shall be equal to the value of such assets immediately prior to the transfer from the Whitman Master Trust.

          (3) On or as soon as administratively possible after the Distribution Date, Whitman shall terminate the Canadian Master Trust and the Management Committee shall cause the Canadian Master Trust to transfer assets to trusts participating in the Canadian Master Trust in accordance with the terms of the Canadian Master Trust.

          (f)  Executive Split Dollar Life Insurance Plan

          (1) Hussmann shall, effective on a date which is on or prior to the Distribution Date ("Split Dollar Effective Date"), establish the Hussmann Executive Split Dollar Life Insurance Plan ("Hussmann Split Dollar Plan") substantially similar to the Whitman Corporation Executive Split Dollar Life Insurance Plan ("Whitman Split Dollar Plan"). The Hussmann Split Dollar Plan shall, as of the Split Dollar Effective Date, assume all Liabilities whatsoever arising (before, on or after the Split Dollar Effective Date) under the Whitman Split Dollar Plan at any time with respect to each and every Hussmann Separated Employee.

          (2) Whitman shall provide to Hussmann on or before the Split Dollar Effective Date a list of outstanding life insurance policies issued pursuant to the Whitman Split Dollar Plan to Hussmann Separated Employees and premiums paid by Whitman for such policies since the inception of the Whitman Split Dollar Plan. Whitman and Hussmann shall cooperate in obtaining new Split Dollar Agreements and Collateral Assignments by Hussmann Split Dollar Plan participants assigning to Hussmann the right to Whitman's Corporate Capital Interest as provided in the Whitman Split Dollar Plan with respect to past premium contributions made by Whitman in respect of Hussmann Separated Employees. Subject to the execution of such Split Dollar Agreements and Collateral Assignments by Hussmann Split Dollar Plan participants, Hussmann shall reimburse Whitman for all premium contributions made by Whitman in respect of Hussmann Separated Employees since the inception of the Whitman Split Dollar Plan pursuant to Section 3.02(a).

          (3) Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising under the Hussmann Split Dollar Plan, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever to each and every Hussmann Separated Employee with respect to the Hussmann Split Dollar Plan at any time. Hussmann and

Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Split Dollar Plan and the Whitman Indemnitees from and against any and all Losses of the Whitman Split Dollar Plan and the Whitman Indemnitees arising out of or due to the failure or alleged failure of the Hussmann Split Dollar Plan, Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (g)  Severance Pay.

          (1) The parties agree that, with respect to any individual who, in connection with the Distribution, ceases to be an employee of Whitman or a Whitman Subsidiary and becomes or continues to be a Hussmann Separated Employee, such cessation shall not be deemed to be a severance or termination of employment from Whitman or a Whitman Subsidiary for purposes of any policy, plan, program or agreement of Whitman or a Whitman Subsidiary that provides for the payment of severance or salary continuation benefits. The parties agree that, as of the Distribution Date, all severance compensation agreements between Whitman or a Whitman Subsidiary and Hussmann Separated Employees shall be terminated, and that Hussmann will adopt and approve agreements between Hussmann and such Hussmann Separated Employees, in lieu of such terminated agreements, which agreements shall be substantially in the form of the Change in Control Agreement filed as an Exhibit to the Hussmann Form 10.

          (2) Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising in connection with any claims made by or on behalf of Hussmann Separated Employees in respect of severance pay or salary continuation obligations relating to the termination or alleged termination of any such individual's employment as of the Distribution Date or in connection with the Distribution, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Indemnitees from and against any and all Losses of the Whitman Indemnitees arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (3) Except as set forth in Section 3.05(g)(2), Whitman shall be solely liable and responsible for all Liabilities whatsoever arising in connection with any claims made by or on behalf of any individual in respect of severance pay or salary continuation obligations relating to the termination or alleged termination of employment of such individual, other than any claim relating to the termination or alleged termination of employment of a Hussmann Separated Employee as of the Distribution Date or in connection with the Distribution, and neither Hussmann nor any Hussmann Subsidiary shall have any Liabilities in respect thereof at any time. Whitman shall indemnify, defend and hold harmless the Hussmann Indemnitees from and against any and all Losses of the Hussmann Indemnitees arising out of or due to the failure or alleged failure of Whitman or any of its Affiliates to pay, perform or otherwise discharge such Liabilities.

          (h) Hussmann Liability to Hussmann Separated Employees. As of the Distribution Date, Hussmann and the Hussmann Subsidiaries shall be solely liable and responsible for all Liabilities whatsoever arising in connection with any claims made by or on behalf of Hussmann Separated Employees in respect of any Employee Benefit Plan or Liabilities not otherwise provided for in this Agreement, as well as with respect to any employee benefit or payment to a Hussmann Separated Employee not otherwise provided for in this Agreement, and neither Whitman nor any Whitman Subsidiary shall have any Liabilities in respect thereof at any time. Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Indemnitees and any relevant Employee Benefit Plan of the Whitman Indemnitees from and against any and all Losses of the Whitman Indemnitees and any such Employee Benefit Plan arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge such Liabilities. To the extent not otherwise provided in this Agreement, Whitman and Hussmann shall take such action as is necessary to effect an adjustment to the books of Whitman and of Hussmann and of their subsidiaries so that, as of the Distribution Date, the prepaid expense balances and accrued employee Liabilities, if any, with respect to any employee Liabilities assumed or retained as of the Distribution Date by Whitman and the Whitman Subsidiaries, on the one hand, and Hussmann and the Hussmann Subsidiaries, on the other hand, are appropriately reflected on their respective balance sheets as of the Distribution Date. To the extent that Whitman pays for any other expenses or Liabilities in respect of a Hussmann Separated Employee not otherwise provided for in this Agreement, Hussmann and the Hussmann Subsidiaries shall reimburse Whitman as of the Distribution Date, to the extent not previously reimbursed.

          (i) Whitman Liability to Whitman Employees. Except as otherwise specifically provided in this Section 3.05, this Agreement shall not affect any Employee Benefit Plan or other compensation arrangement of Whitman in respect of any employees of Whitman or the Whitman Subsidiaries who are not Hussmann Separated Employees. Except as otherwise specifically provided, (1) this Agreement shall not affect any Hussmann or Hussmann Subsidiary Employee Benefit Plans or other compensation arrangements which Hussmann or the Hussmann Subsidiaries have maintained on or before the Distribution Date and (2) Whitman shall have no Liabilities with respect to such Employee Benefit Plans or arrangements at any time.

          (j) Cooperation. Whitman and Hussmann shall, in connection with the transactions and transfers described in Section 3.05(d) and Section 3.05(e), cooperate in making any and all appropriate filings required under the Code or ERISA and the regulations thereunder and any applicable securities laws and take all such action as may be necessary to cause such transactions and transfers to take place on or as soon as practicable after the Distribution Date.

          (k) Miscellaneous. Nothing in this Agreement shall be interpreted as requiring Whitman or Hussmann or any subsidiary of Whitman or Hussmann to maintain any Employee Benefit Plan or other benefit plan for any period of time or shall impair the right of any of the foregoing to amend or terminate any such Employee Benefit Plan or other benefit plan in accordance with its terms or applicable law. Nothing in this Agreement shall be construed to create a right in any employee or dependent or beneficiary of any employee under an Employee Benefit Plan or other benefit plan which such employee, dependent or beneficiary would not otherwise have under the terms of such Employee Benefit Plan or other benefit plan.

          Section 3.06  Board of Directors and Resignations.

          (a) Hussmann and Whitman shall take all actions which may be required to elect as directors of Hussmann, on or prior to the Distribution Date, the persons named in the Hussmann Form 10 to constitute the Board of Directors of Hussmann on the Distribution Date.

          (b) Whitman shall cause each of its employees to resign, effective not later than the Distribution Date, from all positions as a director and/or officer of Hussmann and any Hussmann Subsidiary; and Hussmann shall cause each of its employees to resign, effective not later than the Distribution Date, from all positions as a director and/or officer of Whitman or any Whitman Subsidiary; provided, however, that no individual shall be required by any party hereto to resign from any position or office with another party hereto (or a subsidiary of such other party) if such individual is named or identified in the Information Statement as the individual who is to hold such position or office after the Distribution.

          Section 3.07 Hussmann Rights Agreement. Hussmann shall enter into the Hussmann Rights Agreement substantially in the form attached as an Exhibit to the Hussmann Form 10.

          Section 3.08   Insurance.

          (a) Since April 1, 1979, Whitman has provided insurance coverage to Hussmann and the Hussmann Subsidiaries through Whitman's wholly-owned insurance subsidiary, Whitman Insurance Co., Ltd., for workers' compensation, general liability, automobile liability and products liability. Hussmann Operating Company has paid premiums to Whitman Insurance Co., Ltd. to provide such insurance, without deductibles, and for varying limits of liability, as detailed on Schedule A. Whitman shall cause Whitman Insurance Co., Ltd. to provide coverage to Hussmann and the

Hussmann Subsidiaries for all those coverages named above, without deductibles, and up to the limits shown on Schedule A, for all insured incidents occurring from the date such coverage first commenced through and including the Distribution Date. The provisions of insurance coverage applicable to the above are stipulated in policies of insurance issued to Whitman by Continental Insurance Co., National Union Fire Insurance Co. and Old Republic Insurance Co.

          (b) Since April 1, 1994, Whitman has provided Employment Practices Liability insurance coverage to Hussmann and the Hussmann Subsidiaries through Whitman Insurance Co., Ltd. for $900,000 per occurrence with an aggregate of $2,000,000 per policy period for Whitman and its Subsidiaries excess of the per occurrence deductible of $100,000, as shown on Schedule A. The insurance applicable to this coverage is stipulated in policies of insurance issued to Whitman by Lexington Insurance Co. and Whitman Insurance Co., Ltd.

          (c) Since April 1, 1996 Whitman has provided General Liability and since July 1, 1996 Whitman has provided All Risk Property insurance coverage to Hussmann and the Hussmann Subsidiaries located outside of the United States and Canada through Whitman Insurance Co., Ltd. for varying limits excess of varying deductibles, as shown on Schedule A. The insurance applicable to this coverage is stipulated in policies of insurance issued to Whitman by Cigna Insurance Company, CNA and Winterthur Insurance Company.

          (d) The parties agree that Hussmann shall have the right to present claims to Whitman or Whitman's insurers under all policies of insurance placed by Whitman on behalf of Hussmann or any Hussmann Subsidiary or which include Hussmann or any Hussmann Subsidiary within them, whether placed through Whitman Insurance Co., Ltd. or otherwise, for insured incidents occurring from the date said coverage first commenced until the Distribution Date. The parties agree that any such policies written on a "claims made" rather than "occurrence" basis may not provide coverage to Hussmann for incidents occurring on or prior to the Distribution Date but which are first reported after the Distribution Date.


                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

          Section 4.01 Indemnification by Whitman. Except with respect to employee benefits or other Liabilities to employees, which shall be governed by
Section 3.05 hereof, Whitman shall indemnify, defend and hold harmless the Hussmann Indemnitees from and against any and all Losses of the Hussmann Indemnities arising out of or due to the failure or alleged failure of Whitman or any of its

Affiliates to pay, perform or otherwise discharge in due course any item set forth on Schedule B. Anything in this Section 4.01 to the contrary notwithstanding, neither Whitman nor any Whitman Subsidiary shall have any Liabilities whatsoever to Hussmann or any Hussmann Subsidiary in respect of any Tax (as such term is defined in the Hussmann Tax Sharing Agreement), except as otherwise provided on Schedule B hereto or in the Hussmann Tax Sharing Agreement.

          Section 4.02 Indemnification by Hussmann and Hussmann Operating Company. Except with respect to employee benefits or other Liabilities to employees, which shall be governed by Section 3.05 hereof, Hussmann and Hussmann Operating Company shall indemnify, defend and hold harmless the Whitman Indemnitees from and against any and all Losses of the Whitman Indemnitees arising out of or due to the failure or alleged failure of Hussmann or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth on Schedule C. Anything in this Section 4.02 to the contrary notwithstanding, neither Hussmann nor any Hussmann Subsidiary shall have any Liabilities whatsoever to Whitman or any Whitman Subsidiary in respect of any Tax (as such term is defined in the Hussmann Tax Sharing Agreement), except as otherwise provided on Schedule C hereto or in the Hussmann Tax Sharing Agreement.

          Section 4.03  Limitations on Indemnification Obligations.

          (a) The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to the indemnification provisions contained in Section 3.05, Section 4.01 or Section
4.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by Section 3.05, 4.01 or 4.02 of this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (subject to the enforcement of the following sentence and up to but not in excess of the amount of any indemnity payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

          (b) If an Indemnitee shall actually realize a tax saving by reason of having incurred a Loss for which such Indemnitee shall have received a payment from an Indemnifying Party, then such Indemnitee shall pay to such Indemnifying Party an amount equal to such tax saving. Whenever there is a substantial likelihood that an Indemnitee will receive a tax saving by reason of a Loss, such Indemnitee shall file its tax returns in a manner designed to do so, provided that such Indemnitee shall have the sole responsibility for the preparation of its tax returns and reporting thereon such Loss and any payments received from such Indemnifying Party. An Indemnitee shall be deemed actually to have realized a tax saving with respect to a Loss if, and to the extent that, for any taxable period, whether ending before, on or after the Distribution Date, the aggregate federal, state, local and foreign tax liability actually payable by such Indemnitee and any of its wholly-owned subsidiaries, computed by taking into account any deductions, credits or other items attributable to a Loss (including the receipt of an Indemnity Payment with respect thereto and the payment of any amounts pursuant to this Section 4.03(b)), is less than such aggregate tax liability, computed without regard to such deductions, credits or other items attributable to a Loss (including the receipt of an indemnity payment with respect thereto and the payment of any amounts pursuant to this
Section 4.03(b)). In the event that, following a payment by an Indemnitee pursuant to this Section 4.03(b) in respect of a tax saving, there shall be an adjustment to the amount of such tax saving as a result of an audit or other proceeding in respect of such Indemnitee's tax returns, the parties shall take appropriate actions to reflect such adjustment. The term "tax saving" shall also be deemed to include any interest received from a governmental tax authority, net of any federal, state, local or foreign taxes payable thereon.

          (c) In the event that an indemnity payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

          (1) with respect to a Loss arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

          (2) with respect to a Loss covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Loss with the Indemnifying Party; and

          (3)  with respect to a Loss not covered by clause (1) or (2) of this
     Section 4.03(c), the Foreign Exchange Rate for such currency shall be determined as of the date that notice of the claim with respect to such Loss shall be given to the Indemnitee.

          (d) If the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

          Section 4.04  Procedures for Indemnification.

          (a) Any claim under Section 3.05, Section 4.01 or Section 4.02 or any other Section of this Agreement on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by or on behalf of an Indemnitee to the relevant Indemnifying Party. Such Indemnifying Party shall have a period of 30 calendar days after the receipt of such notice within which to respond thereto. If any such claim is not paid in full by an Indemnifying Party within 30 calendar days after written notice has been received by the Indemnifying Party, such Indemnitee and Indemnifying Party shall negotiate in good faith for a reasonable period of time to settle such amount claimed; provided, however, that such reasonable period shall not, unless otherwise agreed by such Indemnitee and Indemnifying Party in writing, exceed 45 calendar days from the time they began such negotiations; provided, further, that if such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. The Indemnitee may, but need not, at any time thereafter bring an Action against the Indemnifying Party to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee also shall be entitled to be paid the expenses of prosecuting such claim; provided, however, that in the event of any such Action, neither the Indemnitee nor the Indemnifying Party shall assert the defenses of statute of limitations and laches arising for the period beginning after the date they began negotiations hereunder as provided in the preceding sentence.

          (b) Procedures for indemnification of Third Party Claims shall be as follows:

          (1) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement of any claim or of the commencement by any such Person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to
Section 3.05, Section 4.01 or Section 4.02 or any other Section of this Agreement, such Indemnitee or other party shall give such Indemnifying Party written notice thereof promptly (and in any event within 30 calendar days) after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this
Section 4.04(b)(1) shall not relieve such Indemnifying Party of its obligations under this Article IV, except and only to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (2) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 calendar days of the receipt of notice from an Indemnitee in accordance with Section 4.04(b)(1) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article IV for any legal or other expenses (except expenses approved in writing in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that if the defendants in any such Third Party Claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such Third Party Claim or if the Indemnifying Party shall have assumed responsibility for such Third Party Claim with any reservations or exceptions, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel (other than local counsel) reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 4.04(b)(2), such Indemnitee may defend or (subject to the remainder of this Section 4.04(b)(2)) seek to compromise or settle such Third Party Claim. Notwithstanding the foregoing, neither an Indemnifying Party nor an Indemnitee may settle or compromise any Third Party Claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. Neither an Indemnifying Party nor an Indemnitee shall consent, without the written approval of the Indemnitee or Indemnifying Party (as the case may be) to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all Liabilities in respect to such Third Party Claim.

          (3) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claim.

          (4) Notwithstanding anything else in this Section 4.04(b) to the contrary, if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all Liabilities in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

          (5) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          Section 4.05  Remedies Cumulative.  The remedies provided in this
Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

          Section 4.06 Survival of Indemnities. The obligations of each of Whitman, Hussmann and Hussmann Operating Company under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other parties related to such assets, businesses or Liabilities.


                                   ARTICLE V

                             ACCESS TO INFORMATION
                             ---------------------

          Section 5.01 Access to Information. Subject to Section 6.02, from and after the Distribution Date, each party hereto shall afford to each other party and its authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using reasonable efforts to give access to Persons possessing information) and duplicating rights during normal business hours to all business records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within such party's possession relating to such other party or any subsidiary of such other party, insofar as such access is reasonably required by such other party. Information may be requested under this Article V for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

          Section 5.02 Production of Witnesses. After the Distribution Date, each of Whitman and Hussmann and their respective subsidiaries shall use reasonable efforts to make available to the other parties and their subsidiaries, upon written request, their present and former directors, officers, employees and agents as witnesses to the extent that any such individual may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

          Section 5.03 Retention of Records. Except as otherwise required by law or agreed to in writing, each of Whitman and Hussmann shall retain, and shall cause its subsidiaries to retain, for a period of at least seven years following the Distribution Date, all significant Information relating to the business of the other parties and the other parties' subsidiaries. In addition, after the expiration of such seven-year period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose of such Information shall provide no less than 30 calendar days' prior written notice to the party to which such Information relates, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

          Section 5.04 Confidentiality. Each party shall hold, and shall cause its subsidiaries and Representatives to hold, in strict confidence, all Information concerning the other parties in its possession or furnished by the other parties or the other parties' Representatives pursuant to either this Agreement or the Hussmann Tax Sharing Agreement (except to the extent that such Information (a) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such party or its Representatives or (b) was or becomes available to such party on a nonconfidential basis prior to its disclosure to such party or its Representatives, in each case from a source other than the party furnishing such Information, which source was not itself bound by a confidentiality agreement with the party furnishing such Information and had not received such Information, directly or indirectly, from a Person so bound), and each party shall not release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.


                                  ARTICLE VI

                             ADDITIONAL COVENANTS
                             --------------------

          Section 6.01  Corporate Names.

          (a) As soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, at Hussmann's expense, Hussmann shall, and shall cause the Hussmann Subsidiaries to, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of Hussmann's or any Hussmann Subsidiary's property or premises or on the property or premises used by any of the foregoing which refer or pertain to Whitman or which include the Whitman name, logo or other trademark or other Whitman intellectual property.

          (b) As soon as is reasonably practicable after the Distribution Date but in any event within 90 calendar days thereafter, at Hussmann's expense, Hussmann shall, and shall cause the Hussmann Subsidiaries to, remove from all letterhead, envelopes, business cards, invoices and other communications media of any kind, all references to Whitman, including the Whitman name, logo and any other trademark or other Whitman intellectual property (except that Hussmann shall not be required to take any such action with respect to materials in the possession of customers), and neither Hussmann nor any Hussmann Subsidiary shall use or display the Whitman name, logo or other trademarks or Whitman intellectual property without the prior written consent of Whitman.

          (c) Hussmann shall cause Whitman Netherlands B.V. to change its name within 90 calendar days after the Distribution Date to a name that does not include "Whitman."

          (d) Whitman acknowledges that it has no interest in nor any right to use or display the Hussmann name or any Hussmann trademark or intellectual property in any way, and shall cease any such use or display within 90 calendar days after the Distribution Date.

          Section 6.02 Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided on and prior to the Distribution Date have been and will be rendered for the benefit of Whitman and Hussmann and their subsidiaries, and that each of the foregoing should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the Information as to which any party or any its subsidiaries is entitled to assert a privilege, the parties agree as follows:

          (a) Whitman shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates solely to Whitman or any Whitman Subsidiary or the business of Whitman or any Whitman Subsidiary, whether or not the privileged Information is in the possession of or under the control of Whitman or Hussmann or any of their subsidiaries. Whitman shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information that relates solely to the subject matter of any claims arising out of any item set forth on Schedule B or any claims which may be asserted in the future in any lawsuits or other proceedings (not involving Hussmann or any Hussmann Subsidiary) initiated against or by Whitman or any Whitman Subsidiary, whether or not the privileged Information is in the possession of or under the control of Whitman or Hussmann or any of their subsidiaries.

          (b) Hussmann shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates solely to Hussmann or any Hussmann Subsidiary or the business of Hussmann or any Hussmann Subsidiary, whether or not the privileged Information is in the possession of or under the control of Whitman or Hussmann or any of their subsidiaries. Hussmann shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates solely to the subject matter of any claims arising out of any item set forth on Schedule C or any claims which may be asserted in the future in any lawsuits or other proceedings (not involving Whitman or any Whitman Subsidiary) initiated against or by Hussmann or any Hussmann Subsidiary, whether or not the privileged Information is in the possession of or under the control of Whitman or Hussmann or any of their subsidiaries.

          (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 6.02, with respect to all privileges not allocated pursuant to the terms of Sections 6.02(a) and (b); provided, however, that no party shall have a shared privilege in connection with privileged Information that does not relate to such party, any of its subsidiaries or their respective businesses. All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve Whitman or any Whitman Subsidiary and/or Hussmann or any Hussmann Subsidiary in respect of which each party retains any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

          (d) No party hereto may waive any privilege which could be asserted under any applicable law, and in which any other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 calendar days after written notice from the party requesting such consent.

          (e) In the event of any litigation or dispute between or among the parties hereto, any party and a subsidiary of another party hereto, or a subsidiary of one party hereto and a subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party; provided, however, that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant parties and/or their subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

          (f) If a dispute arises between or among the parties hereto or their respective subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

          (g) Upon receipt by any party hereto or by any subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its subsidiaries' current or former directors, officers, agents or employees has received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged Information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the Information and to assert any rights it or they may have under this Section 6.02 or otherwise to prevent the production or disclosure of such privileged Information.

          (h) The furnishing and delivery of Information pursuant to this Agreement is made in reliance on the agreement of the parties, as set forth in
Section 5.04, to maintain the confidentiality of confidential or privileged Information and to assert and maintain all applicable privileges. The access to Information being granted pursuant to Section 5.01, the agreement to provide witnesses pursuant to Section 5.02, and the furnishing of notices and documents and other cooperative efforts contemplated by Article IV, shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

          Section 6.03  Limitation on Solicitation of Employees.

          (a) Whitman agrees on behalf of itself, its subsidiaries and Affiliates which it controls, without any separate bargained for consideration, but rather as an integral part of the Distribution provided for in this Agreement, that it shall not directly or indirectly, through a subsidiary or otherwise, until one year after the Distribution Date, employ or attempt to employ any Hussmann Separated Employee or induce or attempt to induce any Hussmann Separated Employee to leave his or her employment.

          (b) Hussmann agrees on behalf of itself, its subsidiaries and Affiliates which it controls, without any separate bargained for consideration, but rather as an integral part of the Distribution provided for in this Agreement, that it shall not directly or indirectly, through a subsidiary or otherwise, until one year after the Distribution Date, employ or attempt to employ any employee of Whitman or any Whitman Subsidiary or induce or attempt to induce any employee of Whitman or any Whitman Subsidiary to leave his or her employment.

          (c) The parties agree and acknowledge that the restrictions contained in this Section 6.03 are reasonable in scope and duration and are necessary to protect the other party hereto.

          Section 6.04 Expenses. Except as otherwise set forth in this Agreement, all costs and expenses arising on or prior to the Distribution Date (whether or not then payable) in connection with the Distribution shall be paid by Whitman to the extent that appropriate documentation concerning such costs and expenses shall be provided to Whitman, other than (1) costs incurred in connection with any financing arrangements entered into by Hussmann or any of its subsidiaries, (2) listing fees of any national securities exchange or fees of the National Association of Securities Dealers, Inc. incurred with respect to listing or quoting the Hussmann Common Stock, (3) fees charged by rating agencies for rating Hussmann securities, (4) one-third of the legal fees and expenses of Sidley & Austin and McDermott, Will & Emery, (5) one-half of the fees and expenses of KPMG Peat Marwick which directly relate to the Distribution, (6) the fees and expenses of any outside consultant retained by Hussmann or Hussmann Operating Company, (7) costs incurred in printing and engraving the stock certificates of Hussmann, and (8) one-third of the cost of printing and distributing the Hussmann Form 10, the Information Statement and related documents, all of which shall be paid by Hussmann and Hussmann Operating Company, whether invoiced by Whitman before or after the Distribution Date.

          Section 6.05 Further Assurances. From time to time after the Distribution Date, each party shall do, execute and deliver, or cause to be done, executed and delivered, to another party hereto, or its successors and assigns, all such further acts, deeds, assignments, powers of attorney and other instruments of conveyance and transfer as such party may reasonably request as may be necessary to consummate the Distribution and the transactions contemplated hereby, including filings with, and obtaining the approval of, any governmental body.

          Section 6.06  Qualification as Tax-Free Distribution.

          (a) After the Distribution Date, neither Whitman nor Hussmann shall take, or permit any of its subsidiaries to take, any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of Section 355 of the Code or any other transaction contemplated by this Agreement which is intended by the parties to be tax-free from failing so to qualify.

          (b) After the Distribution Date, Whitman shall not, nor cause or permit, any Whitman Subsidiary to take any action or enter into any transaction which could reasonably be expected to materially adversely impact the expected tax consequences to Hussmann which are known to Whitman of any transaction contemplated by this Agreement; provided, however, nothing in this Section 6.06(b) shall prohibit Whitman from taking any action, or entering into any transaction (or permitting or causing any Whitman Subsidiary so to act or enter), in the ordinary course of business or in connection with the settlement of any audit issue or the filing of any tax return. After the Distribution Date, Hussmann shall not, nor cause or permit, any Hussmann

Subsidiary to take any action or enter into any transaction which could reasonably be expected to materially adversely impact the reasonably expected tax consequences to Whitman which are known to Hussmann of any transaction contemplated by this Agreement; provided, however, nothing in this Section 6.06(b) shall prohibit Hussmann from taking any action, or entering into any transaction (or permitting or causing any Hussmann Subsidiary so to act or enter) in the ordinary course of business or in connection with the settlement of any audit issue or the filing of any tax return.

          Section 6.07 Insurance Coverage Litigation. Hussmann Operating Company together with Whitman and its former subsidiaries, Pneumo Abex Corporation ("Pneumo Abex") and Jensen-Kelly Corporation, are co-plaintiffs in an environmental coverage lawsuit filed in 1992 in the Superior Court of the State of California, County of Los Angeles, entitled Jensen-Kelly Corporation v. Allianz Insurance Co., et al., Case No. BC069018 (the "Environmental Coverage Litigation"). The Environmental Coverage Litigation seeks recovery for environmental liabilities at numerous sites involving present or former Subsidiaries or Affiliates of Whitman, including one or more sites attributable to Hussmann Operating Company or a Subsidiary of Hussmann. Hussmann and Hussmann Operating Company agree that, from and after the Distribution Date, they will continue to cooperate at their expense in the prosecution by Whitman and Pneumo Abex of the Environmental Coverage Litigation to the extent reasonably requested by Whitman and/or Pneumo Abex, which cooperation will include but not be limited to the production of documents and the furnishing of testimony. Such cooperation shall extend to any other insurance coverage action to which Whitman may be a party and involving any present or former properties or activities of Hussmann Operating Company or Hussmann Subsidiaries which are not currently part of the Environmental Coverage Litigation. In exchange for such cooperation, Whitman agrees to pay to Hussmann Operating Company any insurance proceeds it may receive in settlement of those claims pertaining to Hussmann properties and activities, net of attorneys' fees and other reasonable costs and expenses incurred by Whitman in prosecuting or defending the same.


                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          Section 7.01 Complete Agreement; Conflict with Hussmann Tax Sharing Agreement. This Agreement and the Hussmann Tax Sharing Agreement, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Hussmann Tax Sharing Agreement, the provisions of the Hussmann Tax Sharing Agreement shall control.

          Section 7.02 Survival of Agreements. Except as otherwise specifically contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

          Section 7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

          Section 7.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (postage prepaid and return receipt requested) or sent by telecopy (confirmed by regular, first-class mail, postage prepaid) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          if to Whitman:

          Whitman Corporation
          3501 Algonquin Road
          Rolling Meadows, Illinois 60008
          Attention:  General Counsel

          if to Hussmann or Hussmann Operating Company:

          Hussmann International, Inc.
          12999 St. Charles Rock Road
          Bridgeton, Missouri 63044-2483
          Attention:  General Counsel

          Section 7.05 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties.

          Section 7.06 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other parties hereto.

          Section 7.07 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Whitman Board without the approval of either Hussmann or of

Whitman's shareholders. In the event of such termination, no party shall have any Liabilities of any kind to any other party on account of such termination except that expenses incurred in connection with the transactions contemplated hereby shall be paid as provided in Section 6.04.

          Section 7.08 No Third Party Beneficiaries. Except for the provisions of Section 3.03, Section 3.05 and Article IV relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates and should not be deemed to confer upon third parties (including any employee of Whitman, any Whitman Subsidiary, Hussmann or any Hussmann Subsidiary) any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 7.09 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 7.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

          Section 7.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

          Section 7.12 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          Section 7.13 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when such counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                          WHITMAN CORPORATION


                          By:  /s/  Kathleen R. Gannon
                              ------------------------
                              Name:  Kathleen R. Gannon
                              Title: Vice President and Treasurer


                          HUSSMANN INTERNATIONAL, INC.

                          By:  /s/ Michael D. Newman
                              -------------------------
                              Name:  Michael D. Newman
                              Title: Vice President and Chief Financial Officer


                          HUSSMANN CORPORATION

                          By:  /s/   Michael D. Newman
                              ------------------------
                              Name:  Michael D. Newman
                              Title: Vice President and Chief Financial Officer

                                   SCHEDULE A
                          HUSSMANN LIMITS OF LIABILITY

POLICY PERIOD                       LIMITS OF LIABILITY
4/1/79 - 4/1/80                     50% of the first $250,000 each and every
                                    loss, all lines

4/1/80 - 4/1/81                     50% of the first $250,000 each and every
                                    loss, all lines*

4/1/81 - 4/1/82                     $250,000 each and every loss, all lines*

4/1/82 - 4/1/83                     50% of the first $250,000 each and every
                                    loss, all lines*

4/1/83 - 4/1/84                     $250,000 each and every loss, all lines*

4/1/84 - 4/1/85                     $250,000 each and every loss, all lines*

4/1/85 - 4/1/86                     $500,000 each and every loss, General
                                    Liability $250,000 each and every loss,
                                    Workers' Compensation and Automobile
                                    Liability

4/1/86 - 4/1/87                     $2,000,000 each and every loss, General
                                    Liability
                                    $500,000 each and every loss, Automobile
                                    Liability
                                    $250,000 each and every loss, Workers'
                                    Compensation

4/1/87 - 4/1/88                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/88 - 4/1/89                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/89 - 4/1/90                     $2,000,000 each and every loss, General
                                    Liability

                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/90 - 4/1/91                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/91 - 4/1/92                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/92 - 4/1/93                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/93 - 4/1/94                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/94 - 4/1/95                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/95 - 4/1/96                     $2,000,000 each and every loss, General
                                    Liability
                                    $1,000,000 each and every loss, Workers'
                                    Compensation and Automobile Liability

4/1/96 - 4/1/97                     $2,000,000 each and every loss, General
                                    Liability, Workers' Compensation and
                                    Automobile Liability

4/1/97 - Distribution Date          $2,000,000 each and every loss, General
                                    Liability, Workers' Compensation and
                                    Automobile Liability

4/1/94 - 4/1/95                     $900,000 excess of a $100,000 deductible per
                                    occurrence with an overall aggregate of
                                    $2,000,000 on a Claims made basis,
                                    Employment Practices Liability Coverage.

4/1/95 - 4/1/96                     $900,000 excess of a $100,000 deductible per
                                    occurrence with an overall aggregate of
                                    $2,000,000 on a Claims made basis,
                                    Employment Practices Liability Coverage.

4/1/96 - 4/1/97                     $900,000 excess of a $100,000 deductible per
                                    occurrence with an overall aggregate of
                                    $2,000,000 on a Claims made basis,
                                    Employment Practices Liability Coverage.

4/1/97 - Distribution Date          $900,000 excess of a $100,000 deductible per
                                    occurrence with an overall aggregate of
                                    $2,000,000 on a Claims made basis,
                                    Employment Practices Liability Coverage.

4/1/96 - 4/1/97                     $25,000 per occurrence less underlying
                                    deductible for non - U.S. and Canadian
                                    exposures of General Liability.
                                    Underlying Deductibles:
                                               U.K.        $10,000
                                               Mexico      $10,000
                                               Elsewhere   $ 4,500

4/1/97 - Distribution Date          $25,000 per occurrence less underlying
                                    deductible for non - U.S. and Canadian
                                    exposures of General Liability.
                                    Underlying Deductibles:
                                               U.K.        $10,000
                                               Mexico      $10,000
                                               Elsewhere   $ 4,500

7/1/96 - 7/1/97                     $100,000 per occurrence less underlying
                                    deductible for non - U.S. and Canadian
                                    exposures of $25,000 for All Risk Property
                                    Insurance

*General Liability (including Products Liability), Automobile Liability and Workers' Compensation.

                                  SCHEDULE B
                WHITMAN INDEMNIFICATION OF HUSSMANN INDEMNITEES

          Items with respect to which Whitman will indemnify the Hussmann Indemnitees in accordance with Section 4.01 of this Agreement:

          (1) All Losses arising out of the businesses conducted (formerly or currently) or to be conducted by Whitman (whether directly or through a subsidiary or Affiliate of Whitman), the Whitman Subsidiaries, and any previously-owned division, subsidiary or Affiliate of Whitman, whether such Losses relate to events occurring, or whether such Losses are asserted, before, on or after the Distribution Date; provided, however, that Whitman shall not be liable for Losses arising out of (i) the businesses conducted (formerly or currently) or to be conducted by Hussmann or Hussmann Operating Company (whether directly or through a subsidiary or Affiliate of Hussmann or Hussmann Operating Company), the Hussmann Subsidiaries or any previously-owned division, subsidiary or Affiliate of Hussmann or Hussmann Operating Company; and provided, further, that, except as set forth in subsection (3) below, Whitman shall be liable for Losses arising out of the businesses of Whitman that are otherwise not related to the business of Hussmann.

          (2) All Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, with respect to all information set forth in the Information Statement or any supplement thereto (i) on the cover page of the Information Statement and in the body of the Information Statement under the headings (a) "Summary - The Distribution," (b) "Summary - Midas," (c) "Introduction," (d) "The Distribution" and (e) any information derived from such information and (ii) in Annex A and Annex C of the Information Statement.

          (3) All Losses arising out of any Action brought by shareholders of Whitman or Hussmann because the Distribution is or becomes taxable to such shareholders for any reason other than as a result of the occurrence of a transaction on or after the Distribution Date involving either the stock or assets (or any combination thereof) of Hussmann or any Hussmann Subsidiary or a breach by Hussmann or Hussmann Operating Company of the Hussmann Tax Sharing Agreement.

          (4) All Losses arising out of any breach by Whitman or any Whitman Subsidiary of this Agreement or the Hussmann Tax Sharing Agreement.

                                  SCHEDULE C
          HUSSMANN AND HUSSMANN OPERATING COMPANY INDEMNIFICATION OF
                              WHITMAN INDEMNITEES

          Items with respect to which Hussmann and Hussmann Operating Company will indemnify the Whitman Indemnitees in accordance with Section 4.02 of this
Agreement:

          (1) All Losses arising out of the businesses conducted (formerly or currently) or to be conducted by Hussmann or Hussmann Operating Company (whether directly or through a subsidiary or Affiliate of Hussmann or Hussmann Operating Company), the Hussmann Subsidiaries and any previously-owned division, subsidiary or Affiliate of Hussmann or Hussmann Operating Company, whether such Losses relate to events occurring, or whether such Losses are asserted, before, on or after the Distribution Date.

          (2) All Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, with respect to all information set forth in the Information Statement or any supplement thereto, except for information with respect to which Whitman will indemnify the Hussmann Indemnitees as set forth in Paragraph (2) of Schedule B of this Agreement.

          (3) All Losses arising out of any Action brought by shareholders of Whitman or Hussmann because the Distribution is or becomes taxable to such shareholders as a result of the occurrence of a transaction on or after the Distribution Date involving either the stock or assets (or any combination thereof) of Hussmann or any Hussmann Subsidiary or a breach by Hussmann or Hussmann Operating Company of the Hussmann Tax Sharing Agreement.

          (4) All Losses arising out of any breach by Hussmann or Hussmann Operating Company of this Agreement or the Hussmann Tax Sharing Agreement.

                                      C-1